UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 11, 2020

SPOK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32358	16-1694797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center, Suite 420, Springfield, Virginia	22151
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 611-8488
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 11, 2020, the Board of Directors (the “Board”) of Spok Holdings, Inc. (the “Company”) announced the appointment of Calvin C. Rice, age 34, as Chief Accounting Officer of the Company, effective immediately. In connection with this appointment, Michael W. Wallace, relinquished the role of principal accounting officer, but continues to serve as Chief Operating Officer and Chief Financial Officer of the Company.
Mr. Rice’s business experience, qualifications and other biographical data, including his experience over the past five years, is incorporated by reference to the Company’s Definitive Proxy Statement related to the Company's 2019 Annual Meeting of Stockholders, filed on Schedule 14A with the Securities and Exchange Commission on April 25, 2019.

In connection with Mr. Rice’s appointment as Chief Accounting Officer, on March 11, 2020, the Compensation Committee of the Board approved the following adjustments:

•	an annual base salary of $200,000, effective from January 1, 2020;

•	a target award level under the Company's short-term incentive plan for 2020 of 50% of Mr. Rice's annual base salary; and

•	a target award level under the Company's long-term incentive plan for 2020 of 50% of Mr. Rice's annual base salary.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spok Holdings, Inc.

Dated:	March 11, 2020	By:	/s/ Michael W. Wallace
			Name:	Michael W. Wallace
			Title:	Chief Financial Officer